UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 30, 2006
Premier Exhibitions, Inc.
Exact name of Registrant as specified in Charter)

Florida	000-24452	20-1424922

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, Suite 2250, Atlanta, Georgia	30326

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (404) 842-2600
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-99.1 Note and Agreement

Item 1.01. Entry into a Material Definitive Agreement.
     On June 30, 2006, Premier Exhibitions, Inc. (the “Company”) finalized a $2,500,000 revolving line of credit facility (the “Credit Facility”) with Bank of America, N.A. (“Bank of America”). The Credit Facility replaced in its entirety the Company’s prior $750,000 revolving line of credit facility with Bank of America.
     The Credit Facility, which is evidenced by a Note and Agreement made by the Company in favor of Bank of America, allows the Company to make revolving borrowings of up to $2,500,000 during its term. Interest under the Credit Facility is calculated from the date of each advance to the Company and is equal to Bank of America’s prime rate. Under the Credit Facility, the Company must make interest only payments monthly, and the outstanding principal amount plus all accrued but unpaid interest is payable in full at the expiration of the Credit Facility on June 27, 2007. The Credit Facility requires the Company to maintain, on a consolidated basis, a Debt Service Coverage Ratio (as defined in the Credit Facility) of at least 2.5 to 1.0 and a ratio of current assets to current liabilities of at least 3.0 to 1.0. The Credit Facility is secured by all of the Company’s property and contains customary representations, warranties and covenants.
     The Company previously granted Bank of America a security interest in all of its property pursuant to a Commercial Security Agreement, a copy of which Commercial Security Agreement was attached as Exhibit 99.2 to the Company’s Current Report on Form 8-K dated January 9, 2006.
     The Company entered into the Credit Facility in order to help finance the expansion of the Company’s exhibition business.
     A copy of the Note and Agreement evidencing the Credit Facility is attached to this Current Report on Form 8-K as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits. The following is attached as an exhibit to this Form 8-K:

Exhibit No.	Description

99.1	Note and Agreement dated as of June 27, 2006 between the Company and Bank of America, N.A.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.

Date: July 5, 2006	By:	/s/ Arnie Geller

Arnie Geller
President and Chief Executive Officer